AMENDMENT 14

to the

ADMINISTRATIVE SERVICES AGREEMENT

among

The Investment Companies comprising the Lord Abbett Family of Funds

(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1

and

Lord, Abbett & Co. LLC (“Lord Abbett”)

WHEREAS, the Investment Companies named on Exhibit 1 and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the “Agreement”);

WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement; and

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include additional funds;

NOW THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	The Agreement is hereby amended to add the following funds to Exhibit 1 of the Agreement:

Lord Abbett Series Fund, Inc.

        -Developing Growth Portfolio;

        -International Core Equity Portfolio;

        -Total Return Portfolio;

        -Value Opportunities Portfolio.

2.	The Agreement shall remain the same in all other respects.

3.	The Amendment is effective as of the 1st day of May, 2010.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto

By:	/s/ Joan A. Binstock
Joan A. Binstock
Chief Financial Officer

Attested:

/s/ Thomas R. Phillips

Thomas R. Phillips

Vice President & Assistant Secretary

LORD, ABBETT & CO. LLC

By:	/s/ Robert S. Dow
Robert S. Dow
Managing Member

Attested:

/s/ Lawrence H. Kaplan

Lawrence H. Kaplan

Member, General Counsel

EXHIBIT 1 (AMENDED AS OF MAY 1, 2010) 1

TO

ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Blend Trust

Lord Abbett Small-Cap Blend Fund

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Global Fund, Inc.

Lord Abbett Global Allocation Fund

Lord Abbett Developing Local Markets Fund

Lord Abbett Investment Trust

Lord Abbett Balanced Strategy Fund

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Diversified Equity Strategy Fund

Lord Abbett Diversified Income Strategy Fund

Lord Abbett Floating Rate Fund

Lord Abbett Growth & Income Strategy Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Mid-Cap Value Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett California Tax-Free Income Fund

Lord Abbett Connecticut Tax-Free Income Fund

Lord Abbett Hawaii Tax-Free Income Fund

Lord Abbett Missouri Tax-Free Income Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

1             As amended on May 1, 2010 to reflect (1) the addition of Lord Abbett Series Fund, Inc. – Developing Growth Portfolio, International Core Equity Portfolio, Total Return Portfolio and Value Opportunities Portfolio; (2) the name changes of Lord Abbett Series Fund, Inc. – Capital Structure Portfolio (formerly, America’s Value Portfolio), Classic Stock Portfolio (formerly, Large-Cap Core Portfolio), Fundamental Equity Portfolio (formerly, All Value Portfolio), and International Opportunities Portfolio (formerly, International Portfolio); and (3) the name changes of Lord Abbett Research Fund, Inc. – Lord Abbett Capital Structure Fund (formerly, Lord Abbett America’s Value Fund), Lord Abbett Classic Stock Fund (formerly, Lord Abbett Large-Cap Core Fund), and Lord Abbett Securities Trust – Lord Abbett Fundamental Equity Fund (formerly, Lord Abbett All Value Fund), and Lord Abbett Stock Appreciation Fund (formerly, Lord Abbett Large-Cap Growth Fund).

Lord Abbett Municipal Income Trust

Georgia Series

Lord Abbett High Yield Municipal Bond Fund

Lord Abbett Intermediate Tax-Free Fund

Lord Abbett Short Duration Tax Free Fund

Pennsylvania Series

Lord Abbett Research Fund, Inc.

Lord Abbett Capital Structure Fund (formerly, Lord Abbett America’s Value Fund)

Lord Abbett Classic Stock Fund (formerly, Lord Abbett Large-Cap Core Fund)

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund

Lord Abbett Fundamental Equity Fund (formerly, Lord Abbett All Value Fund)

Lord Abbett International Core Equity Fund

Lord Abbett International Dividend Income Fund

Lord Abbett International Opportunities Fund

Lord Abbett Large-Cap Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Micro-Cap Value Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio

Capital Structure Portfolio (formerly, America’s Value Portfolio)

Classic Stock Portfolio (formerly, Large-Cap Core Portfolio)

Developing Growth Portfolio

Fundamental Equity Portfolio (formerly, All Value Portfolio)

Growth and Income Portfolio

Growth Opportunities Portfolio

International Core Portfolio

International Opportunities Portfolio (formerly, International Portfolio)

Mid-Cap Value Portfolio

Total Return Portfolio

Value Opportunities Portfolio

Lord Abbett Stock Appreciation Fund (formerly, Lord Abbett Large-Cap Growth Fund)

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.